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                                                              EXHIBIT 24.2.n.(i)

October 1, 2003                                                 ROPES & GRAY LLP

SEI Opportunity Master Fund, L.P.
SEI Investments Management Corporation
One Freedom Valley Drive
Oaks, PA 19456

Ladies and Gentlemen:

         You have requested our opinion as to whether SEI Opportunity Master Fund, L.P. (the "Fund") will be treated as a partnership rather than an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

         The Fund is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Act"). The management and operation of the Fund and its business and affairs is vested solely in a board of directors (the "Board"). The Fund is registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified, management investment company.

         For the purpose of rendering this opinion, we have examined the Fund's Registration Statement filed with the Securities and Exchange Commission (the "Registration Statement"), its Agreement of Limited Partnership (the "Partnership Agreement"), the Fund's Subscription Agreement to be signed by investors applying for Interests in the Fund (the "Subscription Agreement") and have assumed the accuracy and truthfulness of all statements made by persons applying for Interests in the Fund, and we have examined such other documents as we have deemed necessary or relevant for the purposes of this opinion. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement. In rendering this opinion, we have assumed that the Partnership Agreement is the document pursuant to which the Fund will operate and that the Fund will be operated in accordance with the Registration Statement and the Act. As to various questions of fact material to this opinion, where relevant facts were not independently established by us, we have relied upon certain representations made by the Adviser on behalf of the Fund, as well as on behalf of certain of its investors. We also have examined such matters of law as we have deemed necessary or appropriate for purposes of this opinion. Our opinion is based on our examination of such law, our review of the documents described above, the statements, representations and assumptions referred to above and below, the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations (the "Regulations") and published rulings thereunder, and the judicial interpretations thereof currently in effect. Any change in applicable law or any of the facts and circumstances described

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SEI Opportunity Master Fund, L.P.      - 2 -                     October 1, 2003

in the Registration Statement, or inaccuracy of any statements, representations or assumptions on which we have relied, may affect the validity of our opinion.

         Pursuant to regulations under Section 7701 of the Code, an entity formed as a partnership that is not required to be classified as a corporation under Regulation Section 301.7701-2(b) and that has two or more members will be treated as a partnership for Federal income tax purposes unless the entity elects to be treated as an association taxable as a corporation or is classified as a "publicly traded partnership" within the meaning of Section 7704 of the Code. The Adviser has represented that the Fund has not and will not make an election to be classified as an association taxable as a corporation or take any other action inconsistent with its treatment as a partnership for federal income tax purposes.

         Pursuant to Section 7704 of the Code, a publicly traded partnership means any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market (or the substantial equivalent thereof). Interests in the Fund will not be traded on an established securities market. Regulations under Section 7704 provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market or the substantial equivalent thereof.

         While it is expected that Interests in the Fund may be repurchased in a manner that does not qualify for a safe harbor, the Regulations specifically provide that the failure of a transfer of a partnership interest to qualify for one or more of the safe harbors is disregarded in determining whether interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. Instead, such partnership's status is determined under a facts and circumstances test set forth in the Regulations. Under that test, interests in a partnership will not be deemed to be readily tradable on a secondary market or the substantial equivalent thereof if, taking into account all of the facts and circumstances, the partners are not readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

         We believe that, while the Fund will not technically meet the safe harbors set forth in the Regulations with respect to the repurchase of Interests by the Fund, based upon representations made to us by the Adviser on behalf of the Fund, the variation between such transfers and the safe harbor are not significant and will not cause the Interests to be treated as readily tradable on a secondary market or the substantial equivalent thereof.

         We also note that the Regulations provide for a safe harbor for "private placements." Pursuant to that safe harbor, in general, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, and (ii) the partnership does not have more than 100 partners at

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SEI Opportunity Master Fund, L.P.      - 3 -                     October 1, 2003

any time during the taxable year of the partnership. For purposes of determining the number of partners in the partnership, a person (beneficial owner) owning an interest in a partnership, grantor trust, or S corporation (a "flow-through entity"), that owns, directly or through other flow-through entities, an interest in the partnership, is treated as a partner in the partnership only if;
(i) substantially all of the value of the beneficial owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership, and (ii) a principal purpose of the use of the tiered arrangement is to permit the partnership to satisfy the 100-partner limitation. The Fund will not register under the Securities Act of 1933, and the Advisor has represented on behalf of the Fund that the Fund will not accept more than 100 investors and, with respect to each of its investors, it will require each of its investors to make representations confirming that either (a) each such investor is not a flow-through entity or (b) no direct or indirect beneficial owner of the investor will have at the admission date or thereafter substantially all of the value of its interest in the investor attributable to the investor's interest in the Fund, and the investor's investment in the Fund (rather than the direct or indirect investment of its beneficial owners in the investor) does not have as one of its principal purposes the satisfaction by the Fund of the 100 partner-limitation.

         We believe that, based upon the foregoing assumptions, anticipated operations of the Fund, representations provided to us by the Adviser on behalf of the Fund and certain of its investors, as well as the legislative history to
Section 7704 and the text of the Regulations, the Fund will satisfy the "facts and circumstances" test and the "private placement" safe harbor described above in each taxable year, and therefore Interests in the Fund will not be readily tradable on a secondary market or the substantial equivalent thereof.

         Based on the foregoing, we are of the opinion that the Fund will be treated as a partnership rather than an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

                                                     Very truly yours,

                                                     _________________________

                                                     ROPES & GRAY LLP